SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-HI-SHEAR INDUSTRIES

          GAMCO INVESTORS, INC.
                                 5/30/97           20,000-             *DO
                                 5/15/97            3,000-            2.5625
                                 5/07/97           12,000-            2.7500
                                 4/24/97           10,000-            2.5625
                                 4/17/97            6,000-            2.4370


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.





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